EXHIBIT 33.1

Certification Regarding Compliance with Applicable Servicing Criteria

1.                                                                                       New Holland Credit Company, LLC (“New Holland”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2008 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include publicly registered asset-backed securities transactions for which New Holland acted as servicer involving equipment receivables, other than transactions registered prior to compliance with Regulation AB (the “Platform”);

2.                                                                                       New Holland has engaged certain vendors (the “Vendors”) to perform specific, limited or scripted activities, and New Holland elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A hereto;

3.                                                                                       Except as set forth in paragraph 4 below, New Holland used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.                                                                                       The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to New Holland based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.                                                                                       New Holland has complied, in all material respects, with the applicable servicing criteria to it as set forth on Appendix A hereto as of December 31, 2008 and for the Reporting Period with respect to the Platform taken as a whole except as set forth in Appendix B.

6.                                                                                       New Holland has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria to them as set forth on Appendix A hereto as of December 31, 2008 and for the Reporting Period with respect to the Platform taken as a whole;

7.                                                                                       New Holland has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria to them as set forth on Appendix A hereto as of December 31, 2008 and for the Reporting Period with respect to the Platform taken as a whole;

8.                                                                                       None of the Vendors are servicers as defined in Item 1101(j) of Regulation AB;

9.                                                                                       New Holland has policies and procedures in place designed to provide reasonable assurance that the Vendors’ activities comply in all material respects with the servicing criteria applicable to such Vendors; and

10.                                                                                 Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on New Holland’s assessment of compliance with the applicable servicing criteria as set forth on Appendix A hereto as of December 31, 2008 and for the Reporting Period.

March 30, 2009

New Holland Credit Company, LLC

	By:	/s/ Steven C. Bierman
	Name:	Steven C. Bierman
	Title:	President

APPENDIX A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Performed
by
			Vendor(s)	NOT performed
			for which	by New
		Performed	New	Holland or by
		Directly	Holland	subservicer(s) or
		by	is the	vendor(s)
		New	Responsible	retained by
Reference	Criteria	Holland	Party	New Holland

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in			X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Performed
by
			Vendor(s)	NOT performed
			for which	by New
		Performed	New	Holland or by
		Directly	Holland	subservicer(s) or
		by	is the	vendor(s)
		New	Responsible	retained by
Reference	Criteria	Holland	Party	New Holland
accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.			X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Performed
by
			Vendor(s)	NOT performed
			for which	by New
		Performed	New	Holland or by
		Directly	Holland	subservicer(s) or
		by	is the	vendor(s)
		New	Responsible	retained by
Reference	Criteria	Holland	Party	New Holland
separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in

X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Performed
by
			Vendor(s)	NOT performed
			for which	by New
		Performed	New	Holland or by
		Directly	Holland	subservicer(s) or
		by	is the	vendor(s)
		New	Responsible	retained by
Reference	Criteria	Holland	Party	New Holland

the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the

X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Performed
by
			Vendor(s)	NOT performed
			for which	by New
		Performed	New	Holland or by
		Directly	Holland	subservicer(s) or
		by	is the	vendor(s)
		New	Responsible	retained by
Reference	Criteria	Holland	Party	New Holland
Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool	X	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Performed
by
			Vendor(s)	NOT performed
			for which	by New
		Performed	New	Holland or by
		Directly	Holland	subservicer(s) or
		by	is the	vendor(s)
		New	Responsible	retained by
Reference	Criteria	Holland	Party	New Holland
asset documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)	Changes with respect to the	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Performed
by
			Vendor(s)	NOT performed
			for which	by New
		Performed	New	Holland or by
		Directly	Holland	subservicer(s) or
		by	is the	vendor(s)
		New	Responsible	retained by
Reference	Criteria	Holland	Party	New Holland

terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example,

X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Performed
by
			Vendor(s)	NOT performed
			for which	by New
		Performed	New	Holland or by
		Directly	Holland	subservicer(s) or
		by	is the	vendor(s)
		New	Responsible	retained by
Reference	Criteria	Holland	Party	New Holland
phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or			X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Performed
by
			Vendor(s)	NOT performed
			for which	by New
		Performed	New	Holland or by
		Directly	Holland	subservicer(s) or
		by	is the	vendor(s)
		New	Responsible	retained by
Reference	Criteria	Holland	Party	New Holland

insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Performed
by
			Vendor(s)	NOT performed
			for which	by New
		Performed	New	Holland or by
		Directly	Holland	subservicer(s) or
		by	is the	vendor(s)
		New	Responsible	retained by
Reference	Criteria	Holland	Party	New Holland
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

APPENDIX B

Material Instances of Noncompliance:

New Holland Credit Company, LLC (the “Company”) has identified the following instance of material noncompliance with the applicable servicing criteria during the Reporting Period:

Regulation AB Item 1122(d)(2)(vii): Certain custodial account and related bank clearing account reconciliations were not being prepared within thirty calendar days after the bank statement cutoff date and contained reconciling items that had not been resolved within ninety days of their original identification. Temporary internal delays in the availability of certain information caused certain reconciliations to be completed beyond the 30 day timeframe.  The Company believes the issue has been resolved.   The items not cleared in 90 days resulted from the volume of transactions processed through the accounts.  The Company has ongoing initiatives designed to increase the certainty that account reconciliations are prepared within 30 calendar days after the bank statement cutoff date and that reconciling items are cleared within 90 days of original identification.